UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707— 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 5, 2007, Oilsands Quest Inc. (the “Company”) issued a press release reporting an independent estimate of Discovered Resources at the Company’s Axe Lake Discovery in northwest Saskatchewan. The press release also included an activity update by the Company. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein. The Company issued this press release as required under Canadian law to ensure that material information about the Company is publicly available. Accordingly, this report on Form 8-K is filed pursuant to the disclosure standards under Industry Guide 7.
     Any discussion of mineral resources contains forward-looking information which contains significant risks. Attention is directed to the caption entitled “Forward-looking information” contained in the press release which provides a significant amount of information about the risks associated with such disclosure.
     In reviewing the press release, it is necessary to recognize the differences between resources (which are reported as required under Canadian law) and reserves (which are not being reported). Investors are cautioned that the discussion of the report in the press release does not contain any information about deposits that would qualify as deposits of “reserves” under Industry Guide 7. Further, the terms “Discovered Resource” and “Undiscovered Resource” are Canadian terms defined in accordance with the standards set forth jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy and Petroleum (Petroleum Society) in the Canadian Oil and Gas Evaluation Handbook (COGE Handbook). The COGE Handbook standards differ from the terminology and standards set forth in Industry Guide 7 and, as a consequence, the information contained in this press release may not be comparable to information provided by other similar companies in the United States. Investors should not assume that any part of the deposits discussed in the press release that are categorized as “Discovered Resources” or “Undiscovered Resources” according to Canadian standards will ever be considered “reserves” under applicable U.S. standards. The commercial viability of Discovered and Undiscovered Resources are affected by numerous factors which are beyond the Company’s control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. Investors are cautioned not to assume that all or any part of a resource, whether Discovered or Undiscovered, exists, or (if it exists) is economically or legally extractable.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
23.1 Consent of McDaniel & Associates.
99.1 Press Release dated November 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: November 7, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description

23.1	Consent of McDaniel & Associates.
99.1	Press Release dated November 5, 2007.